Exhibit (j)(4)



                               CONSENT OF COUNSEL


We hereby consent to the use of our name and the reference to our Firm in the section entitled "Counsel" in the Statement of Information to be included in the Post-Effective Amendment to the Registration Statement on Form N-1A of Armada Funds currently in preparation. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                                       /S/ DICKINSON WRIGHT PLLC
                                                       Dickinson Wright PLLC


Dated:  September 2, 2003